Exhibit 10.2

SECURITY AGREEMENT

This SECURITY AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this “Agreement”) is made as of the 29th day of May, 2009 by WEBMEDIABRANDS INC., a Delaware corporation, (“Borrower”), in favor of ALAN M. MECKLER, a New York resident (“Lender”).

1. Recitals.

WHEREAS, Lender has made a loan (the “Loan”) to the Borrower and Mediabistro.com, Inc. as evidenced by a Promissory Note of even date herewith (the “Note”) from Borrower and Mediabistro.com, Inc. to Lender in the original principal amount of Seven Million One Hundred Ninety Seven Thousand One Hundred Forty Three and  21/100 Dollars ($7,197,143.21);

WHEREAS, Borrower deems it to be in its direct pecuniary and business interests that Borrower to obtain the Loan from the Lender; and

WHEREAS, Borrower understands that Lender is willing to make the Loan to Borrower only upon certain terms and conditions, one of which is that Borrower grant to Lender a security interest in and an assignment of the Collateral, as hereinafter defined, and this Agreement is being executed and delivered in consideration of the Loan and for other valuable consideration.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein and for other valuable consideration, Borrower and Lender agree as follows:

2. Definitions. Except as specifically defined herein, terms that are defined in the U.C.C. are used herein as so defined. As used in this Agreement, the following terms shall have the following meanings:

“Account” means all of Borrower’s accounts, as defined in the U.C.C.

“Account Debtor” means any Person obligated to pay all or any part of any Account in any manner and includes (without limitation) any guarantor thereof or other accommodation party therefor.

“Business Day” means any day that is not a Saturday, a Sunday or another day of the year on which national banks are authorized or required to close in New York, New York.

“Cash Collateral Account” means a commercial Deposit Account designated “cash collateral account” and maintained by Borrower with a financial institution designated by Lender, from which account Lender shall have the exclusive right to withdraw funds until all of the Obligations are paid in full.

“Cash Security” means all cash, instruments, Deposit Accounts, and other cash equivalents, whether matured or unmatured, whether collected or in the process of collection, upon which Borrower presently has or may hereafter have any claim, wherever located, including but not limited to any of the foregoing that are presently or may hereafter be existing or maintained with, issued by, drawn upon, or in the possession of Lender.

“Collateral” means all of Borrower’s existing and future (a) personal property; (b) Accounts, Investment Property, instruments, contract rights, chattel paper, documents, supporting obligations, letter-of-credit rights, Pledged Notes, commercial tort claims, General Intangibles, Inventory and Equipment; (c) Cash Security; and (d) Proceeds of any of the foregoing.

“Companies” means Borrower and all Subsidiaries of Borrower.

“Company” means Borrower or a Subsidiary of Borrower.

“Default Rate” means the interest rate applicable after any Event of Default (as defined in the Note) under the Note.

“Deposit Account” means (a) a deposit account, as defined in the U.C.C., (b) any other deposit account, and (c) any demand, time, savings, checking, passbook or similar account maintained with a bank, savings and loan association, credit union, or similar organization; provided that Deposit Account shall exclude any Deposit Account that is a trust or special account exclusively comprised of funds for (i) payroll (and related payroll taxes), (ii) 401(k) and other retirement plans and employee benefits, including rabbi trusts for deferred compensation, (iii) health care benefits, and (iv) escrow arrangements (e.g., environmental indemnity accounts).

“Equipment” means all of Borrower’s equipment, as defined in the U.C.C.

“Event of Default” means an event or condition that constitutes an Event of Default, as defined in Section 16.1 hereof.

“Foreign Subsidiary” means a Subsidiary of Borrower that is organized under the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia.

“General Intangibles” means all of Borrower’s (a) general intangibles, as defined in the U.C.C.; and (b) choses in action, causes of action, intellectual property, customer lists, corporate or other business records, inventions, designs, patents, patent applications, service marks, registrations, trade names, trademarks, copyrights, licenses, goodwill, computer software, rights to indemnification and tax refunds.

“Governmental Authority” means any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization exercising such functions.

“Immaterial Deposit Account” means a Deposit Account maintained by Borrower or Mediabistro.com Inc., a Delaware corporation (“Mediabistro”) that at all times, has a balance of less than One Hundred Thousand Dollars ($100,000); provided that the Immaterial Deposit Accounts of Borrower and Mediabistro shall not, at any time, aggregate in excess of One Hundred Thousand Dollars ($100,000).

“Inventory” means all of Borrower’s inventory, as defined in the U.C.C.

“Investment Property” means all of Borrower’s investment property, as defined in the U.C.C., unless the Uniform Commercial Code as in effect in another jurisdiction would govern the perfection and/or priority of a security interest in investment property, and, in such case, investment property shall be defined in accordance with the law of that jurisdiction as in effect from time to time.

“ITU Application” shall mean a trademark application filed with the USPTO pursuant to 15 U.S.C. § 1051(b).

“Lender” means Alan M. Meckler, a New York resident.

“Lien” means any mortgage, deed of trust, security interest, lien (statutory or other), charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, leasing (other than operating leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

“Loan Documents” means, collectively, this Agreement, the Note, any documents executed in connection with the Note, and any documents that secure the Note, and any document executed by Borrower in connection with obligations that are secured by the security interest granted under this Agreement; as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

“Obligations” means, collectively, (a) all indebtedness and other obligations now owing or hereafter incurred by Borrower under the Note and the other Loan Documents, and includes the principal of and interest on the Loan; (b) each renewal, extension, consolidation or refinancing of the Note, in whole or in part; (c) the Accommodation Fee and all fees and other amounts payable to Lender pursuant to the Note or any other Loan Document; and (d) all Related Expenses.

“Person” means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, Governmental Authority or any other entity.

“Pledged Notes” means the promissory notes payable to Borrower, as described on Schedule 1 hereto, if any, and any additional or future note with an unpaid principal amount exceeding One Hundred Thousand Dollars ($100,000) that may hereafter from time to time be payable to Borrower.

“Proceeds” means (a) proceeds as defined in the U.C.C., and any other proceeds, and (b) whatever is received upon the sale, exchange, collection or other disposition of Collateral or proceeds, whether cash or non-cash. Cash proceeds include, without limitation, moneys, checks and Deposit Accounts. Proceeds include, without limitation, any Account arising when the right to payment is earned under a contract right, any insurance payable by reason of loss or damage to the Collateral, and any return or unearned premium upon any cancellation of insurance. Except as expressly authorized in this Agreement, the right of Lender to Proceeds specifically set forth herein or indicated in any financing statement shall never constitute an express or implied authorization on the part of Lender to a Company’s sale, exchange, collection or other disposition of any or all of the Collateral.

“Related Expenses” means any and all costs, liabilities and expenses (including, without limitation, losses, damages, penalties, claims, actions, reasonable attorneys’ fees, legal expenses, judgments, suits and disbursements) (a) incurred by Lender, or imposed upon or asserted against Lender, in any attempt by Lender to (i) enforce this Agreement, the Note or any Related Writing, any Loan Document, or to obtain, preserve or perfect any security interest evidenced by this Agreement, the Note, any Loan Document, or any Related Writing; (ii) obtain payment, performance or observance of any and all of the Obligations; or (iii) maintain, insure, audit, collect, preserve, repossess or dispose of any of the collateral securing the Obligations or any part thereof, including, without limitation, costs and expenses for appraisals, assessments and audits of any Company or any such collateral; or (b) incidental or related to (a) above, including, without limitation, interest thereupon from the date incurred, imposed or asserted until paid at the Default Rate.

“Related Writing” means each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower, any guarantor of payment or any mortgagor, or any officers or agents of any of the foregoing, to Lender pursuant to or otherwise in connection with the Obligations.

“Subsidiary” means (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by Borrower or by one or more other subsidiaries of Borrower or by Borrower and one or more subsidiaries of Borrower, (b) a partnership, limited liability company or unlimited liability company of which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which Borrower, one or more other subsidiaries of Borrower or Borrower and one or more subsidiaries of Borrower, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

“Trademark Act” shall mean the U.S. Trademark Act of 1946, as amended.

“U.C.C.” means the Uniform Commercial Code, as in effect from time to time in New York.

“U.C.C. Financing Statement” means a financing statement filed or to be filed in accordance with the Uniform Commercial Code, as in effect from time to time in the relevant state or states.

“Voting Power” means, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

3. Security Interest. In consideration of and as security for the full and complete payment of all of the Obligations, Borrower hereby grants to Lender a security interest in and an assignment of the Collateral as security for the Obligations. Borrower and Lender hereby acknowledge and agree that, with respect to any ITU Application included within the Collateral, to the extent such an ITU Application would, under the Trademark Act, be deemed to be transferred in violation of 15 U.S.C. § 1060(a) as a result of the security interest granted herein, or otherwise invalidated or made unenforceable as a result of the execution or performance of this Agreement, no security interest shall be deemed to have been granted in such ITU Application (notwithstanding the provisions of this Agreement or any other Loan Document) until such time as the circumstances that would give rise to such violation, invalidation or unenforceability no longer exist.

4. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

4.1. Borrower is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly qualified to do business in each state in which a failure to so qualify would have a material adverse effect on Borrower.

4.2. Borrower has full power, authority and legal right to pledge the Collateral, to execute and deliver this Agreement, and to perform and observe the provisions hereof. The officers acting on Borrower’s behalf have been duly authorized to execute and deliver this Agreement. This Agreement is valid and binding upon Borrower in accordance with the terms hereof.

4.3. Neither the execution and delivery of this Agreement, nor the performance and observance of the provisions hereof, by Borrower will materially conflict with, or constitute a material violation or default under, any provision of any applicable law or of any contract (including, without limitation, Borrower’s articles of incorporation and bylaws or code of regulations or of any other writing binding upon Borrower in any manner.

4.4. Borrower is organized solely under the laws of the State of Delaware and has not continued existence from any other jurisdiction. Other than the change of name from Jupitermedia Corporation to WebMediaBrands Inc., Borrower has not changed its name during the last five years. Borrower’s chief executive office is set forth on Schedule 4.4 hereto. Borrower has places of business or maintains Collateral at the locations set forth on Schedule 4.4 hereto.

4.5. Except with respect to the security interests previously granted to KeyBank to be terminated on the date hereof, and except as set forth on Schedule 2 hereto, (a) there is no effective U.C.C. Financing Statement outstanding covering the Collateral, or any part thereof; (b) none of the Collateral is subject to any security interest or Lien of any kind; (c) the Internal Revenue Service has not alleged the nonpayment or underpayment of any tax by Borrower or threatened to make any assessment in respect thereof; and (d) Lender has a valid and enforceable first security interest in the Collateral (to the extent perfection can be accomplished by the filing of a U.C.C. Financing Statement) that is the type in which a security interest may be created under the U.C.C. by the execution of a security agreement and perfected by the filing of a U.C.C. Financing Statement (other than commercial tort claims).

4.6. Borrower has received consideration that is the reasonably equivalent value of the obligations and liabilities that Borrower has incurred to Lender. Borrower is not insolvent, as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this Agreement to Lender or any other documents executed and delivered to Lender in connection herewith. Borrower has not engaged, nor is Borrower about to engage, in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Lender incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

4.7. At the execution and delivery hereof, no Event of Default will exist.

4.8. [Intentionally omitted]

5. Insurance. Borrower shall at all times maintain insurance upon its Inventory, Equipment and other personal and real property with financially sound and reputable insurance companies in at least such amounts and against at least such risks as are generally insured against in the same general area by companies engaged in the same or similar business, with provisions reasonably satisfactory to Lender for payment of all casualty losses thereunder to Lender and Borrower as their interests may appear (loss payable endorsement in favor of Lender), and, if required by Lender, Borrower shall deposit the policies with Lender. Any such policies of insurance shall provide for no fewer than thirty (30) days prior written notice of cancellation to Lender. Any sums received by Lender in payment of insurance losses, transfers or takings under the policies, where the sums received from such loss, transfer or taking are in excess of Five Hundred Thousand Dollars ($500,000.00 (“Insurance Funds”), shall be held by Lender, (the

“Insurance Account”), as security for the Obligations; provided that, if, within sixty (60) days after any casualty loss covered by insurance, Borrower notifies Lender that Borrower intends to replace, rebuild or restore the affected property, then Lender shall release such Insurance Funds to Borrower for the purpose of replacing, rebuilding or restoring the affected property. If such replacement rebuilding or restoration is not (a) commenced within six months of the date of the casualty loss with respect thereto, or (b) substantially completed within twelve (12) months of such commencement date (or such longer period of time necessary to complete the work with reasonable diligence, if approved by Lender in writing, in its reasonable discretion), Borrower shall immediately deposit such Insurance Funds into the Insurance Account. In addition, any amounts of such Insurance Funds not applied to the costs of the replacement or restoration of the affected property shall be immediately deposited in the Insurance Account upon the completion of such replacement or restoration. Lender is hereby authorized to act as attorney-in-fact for Borrower, from and during the continuance of an Event of Default, in obtaining, adjusting, settling and canceling such insurance and indorsing any drafts. In the event of failure to provide such insurance as herein provided, Lender may, at its option, provide such insurance and Borrower shall pay to Lender, upon demand, the cost thereof. Should Borrower fail to pay such sum to Lender upon demand, interest shall accrue thereon, from the date of demand until paid in full, at the Default Rate. Within ten (10) days of Lender’s written request, Borrower shall furnish to Lender such information about Borrower’s insurance as Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to Lender and certified by a Financial Officer of Borrower.

6. Taxes and Other Borrower Obligations. Borrower shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate reserves have been established in accordance with generally accepted accounting principles) for which Borrower may be or become liable or to which any or all of Borrower’s properties may be or become subject; (b) all of Borrower’s wage obligations to Borrower’s employees in compliance with the Fair Labor Standards Act (29 U.S.C. 206-207) or any comparable provisions; and (c) all of Borrower’s material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles) before such payment becomes overdue.

7. Corporate Names and Location of Collateral. Borrower shall not (a) change its name, or (b) change its jurisdiction or form of organization or extend or continue its existence in or to any other jurisdiction (other than its jurisdiction of organization at the date of this Agreement) unless, in each case, Borrower shall provide Lender with at least ten (10) days prior written notice thereof. Lender is hereby authorized to file new U.C.C. Financing Statements describing the Collateral and otherwise in form and substance sufficient for recordation wherever necessary or appropriate, as determined in Lender’s sole discretion, to perfect or continue perfected the security interest of Lender in the Collateral. Borrower shall pay all filing and recording fees and taxes in connection with the filing or recordation of such U.C.C. Financing Statements and shall immediately reimburse Lender therefor if Lender pays the same. Such amounts not so paid or reimbursed shall be Related Expenses.

8. Notice. Borrower shall give Lender prompt written notice if any Event of Default shall occur hereunder or if the Internal Revenue Service shall allege the nonpayment or underpayment of any tax by Borrower or threaten to make any assessment in respect thereof.

9. Financial Records. Borrower shall (a) maintain at all times true and complete financial records and books of accounts in accordance with generally accepted accounting principles consistently applied and, without limiting the generality of the foregoing, prepare authentic invoices for all of the Accounts; (b) render to Lender, forthwith upon each request of Lender, such financial statements of Borrower’s financial condition and operations, including but not limited to Borrower’s tax returns, and such reports of the Accounts, as Lender may from time to time request; (c) give Lender prompt written notice whenever any Account Debtor shall become in default in any manner or assert any defense or offset and whenever any other event, omission, condition or thing having a material adverse effect on any Account shall occur or arise; and (d) forward to Lender, upon request of Lender, whenever made, (i) invoices, sales journals or other documents satisfactory to Lender, as the case may be, that summarize the Accounts, certified by an officer of Borrower, (ii) within the time specified by Lender, an aging report of the Accounts then outstanding setting forth, in such form and detail and with such representations and warranties as Lender may from time to time require, the unpaid balances of all invoices billed respectively during that period and during each of the three next preceding periods, and certified by an officer of Borrower, and (iii) with respect to the Inventory and any other Collateral, such reports and other documents that are reasonably satisfactory to Lender.

10. Transfers, Liens and Modifications Regarding Collateral. Borrower shall not, without Lender’s prior written consent, except as set forth on Schedule 2 hereto, (a) sell, assign, transfer or otherwise dispose of, or grant any option with respect to, or create, incur, or permit to exist any pledge, lien, mortgage, hypothecation, security interest, charge, option or any other encumbrance with respect to any of the Collateral, or any interest therein, or Proceeds, except for the lien and security interest provided for by this Agreement and any security agreement securing only Lender; or (b) enter into or assent to any amendment, compromise, extension, release or other modification of any kind of, or substitution for, any of the Accounts except in the ordinary course of business of Borrower.

11. Collateral. Borrower shall:

(a) at all reasonable times (but not, except after the occurrence and during the continuance of an Event of Default, more than two times per fiscal year) allow Lender by or through any of Lender’s officers, agents, employees, attorneys or accountants to (i) examine, inspect and make extracts from Borrower’s books and other records, including, without limitation, the tax returns of Borrower, (ii) after the occurrence and during the continuance of an Event of Default, arrange for verification of the Accounts, under reasonable procedures, directly with Account Debtors or by other methods, and (iii) examine and inspect the Inventory and Equipment, wherever located;

(b) promptly furnish to Lender, upon request, (i) additional statements and information with respect to the Collateral, and all writings and information relating to or evidencing any of the Accounts (including, without limitation, computer printouts or typewritten reports listing the mailing addresses of all present Account Debtors), and (ii) any other writings and information as Lender may request;

(c) [reserved];

(d) promptly notify Lender in writing of any information that Borrower has or may receive with respect to a material amount of the Collateral that might reasonably be determined to materially and adversely affect the value thereof or the rights of Lender with respect thereto;

(e) to the extent deemed prudent by Borrower (to be determined by Borrower acting in good faith) maintain the Equipment in good operating condition and repair, ordinary wear and tear excepted, making all necessary replacements thereof so that the value and operating efficiency thereof shall at all times be maintained and preserved;

(f) deliver to Lender, to hold as security for the Obligations, within ten Business Days after the written request of Lender, all certificated Investment Property owned by Borrower, in suitable form for transfer by delivery, or accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to Lender, or in the event such Investment Property is in the possession of a securities intermediary or credited to a securities account, execute with the related securities intermediary an investment property control agreement over such securities account in favor of Lender in form and substance reasonably satisfactory to Lender;

(g) upon request of Lender, execute and deliver with a financial institution that holds a Deposit Account in the name of Borrower, if such Deposit Account is not an Immaterial Deposit Account, a control agreement over such Deposit Account in favor of Lender, in form and substance satisfactory to Lender; and

(h) upon request of Lender, promptly take such action and promptly make, execute, and deliver all such additional and further items, deeds, assurances, instruments and any other writings as Lender may from time to time deem necessary or appropriate, including, without limitation, chattel paper, to carry into effect the intention of this Agreement or so as to completely vest in and ensure to Lender its rights hereunder and in or to the Collateral.

Borrower hereby authorizes Lender to file U.C.C. Financing Statements with respect to the Collateral. If certificates of title or applications for title are issued or outstanding with respect to any of the Inventory or Equipment (valued individually in excess of Two Hundred Thousand Dollars ($200,000), Borrower shall, upon request of Lender, (i) execute and deliver to Lender a short form security agreement, in form and substance satisfactory to Lender, and (ii) deliver such certificate or application to Lender and cause the interest of Lender to be properly noted thereon. Borrower hereby authorizes Lender or Lender’s designated agent (but without obligation by Lender to do so) to incur Related Expenses (whether prior to, upon, or subsequent to any Event of Default), and Borrower shall promptly repay, reimburse, and indemnify Lender for any and all Related Expenses. If Borrower fails to keep and maintain the Equipment in good operating condition, ordinary wear and tear excepted, Lender may (but shall not be required to) so maintain or repair all or any part of the Equipment and the cost thereof shall be a Related Expense. All Related Expenses are payable to Lender upon demand therefore.

12. Collections and Receipt of Proceeds by Borrower.

(a) Prior to exercise by Lender of its rights under this Agreement, both (i) the lawful collection and enforcement of all of the Accounts, and (ii) the lawful receipt and retention by Borrower of all Proceeds of all of the Accounts and Inventory shall be as the agent of Lender.

(b) Upon written notice to Borrower from Lender after the occurrence of an Event of Default, a Cash Collateral Account shall be opened by Borrower at a financial institution designated by Lender and all such lawful collections of the Accounts and such Proceeds of the Accounts and Inventory shall be remitted daily by Borrower to Lender in the form in which they are received by Borrower, either by mailing or by delivering such collections and Proceeds to Lender, appropriately endorsed for deposit in the Cash Collateral Account. In the event that such notice is given to Borrower from Lender, Borrower shall not commingle such collections or Proceeds with any of Borrower’s other funds or property, but shall hold such collections and Proceeds separate and apart therefrom upon an express trust for Lender. In such case, Lender may, in its sole discretion, at any time and from time to time after the occurrence of an Event of Default, apply all or any portion of the account balance in the Cash Collateral Account as a credit against the Obligations. If any remittance shall be dishonored, or if, upon final payment, any claim with respect thereto shall be made against Lender on its warranties of collection, Lender may charge the amount of such item against the Cash Collateral Account or any other Deposit Account maintained by Borrower with Lender, and, in any event, retain the same and Borrower’s interest therein as additional security for the Obligations. Lender may, in its sole discretion, at any time and from time to time, release funds from the Cash Collateral Account to Borrower for use in Borrower’s business. The balance in the Cash Collateral Account may be withdrawn by Borrower upon termination of this Agreement and irrevocable payment in full of all of the Obligations.

(c) At Lender’s request, Borrower shall cause all remittances representing collections and Proceeds of Collateral to be mailed to a lock box at a location acceptable to Lender, to which Lender shall have access for the processing of such items in accordance with the provisions, terms, and conditions of Lender’s customary lock box agreement.

13. Collections and Receipt of Proceeds by Lender. At any time after the occurrence and during the continuance of an Event of Default, Lender shall, at all times, have the right, but not the duty, to collect and enforce any or all of the Accounts as Lender may deem advisable and, if Lender shall at any time or times elect to do so in whole or in part, Lender shall not be liable to Borrower except for Lender’s willful misconduct or gross negligence, if any. Borrower hereby constitutes and appoints Lender, or Lender’s designated agent, as Borrower’s attorney-in-fact to exercise, at any time after the occurrence and during the continuance of an Event of Default, all or any of the following powers which, being coupled with an interest, shall be irrevocable until the complete and full payment of all of the Obligations:

(a) to receive, retain, acquire, take, endorse, assign, deliver, accept and deposit, in the name of Lender or Borrower, any and all of Borrower’s cash, instruments, chattel paper, documents, Proceeds of Accounts, Proceeds of Inventory, collection of Accounts, and any other writings relating to any of the Collateral. Borrower hereby waives presentment, demand, notice of dishonor, protest, notice of protest and any and all other similar notices with respect thereto, regardless of the form of any endorsement thereof. Lender shall not be bound or obligated to take any action to preserve any rights therein against prior parties thereto;

(b) to transmit to Account Debtors, on any or all of the Accounts, notice of assignment to Lender thereof and the security interest of Lender and to request from such Account Debtors at any time, in the name of Lender or Borrower, information concerning the Accounts and the amounts owing thereon;

(c) to transmit to purchasers of any or all of the Inventory, notice of the security interest of Lender and to request from such purchasers at any time, in the name of Lender or Borrower, information concerning the Inventory and the amounts owing thereon by such purchasers;

(d) to notify and require Account Debtors on the Accounts and purchasers of the Inventory to make payment of their indebtedness directly to Lender;

(e) to enter into or assent to such amendment, compromise, extension, release or other modification of any kind of, or substitution for, the Accounts, or any thereof, as Lender, in its sole discretion, may deem to be advisable;

(f) to enforce the Accounts or any thereof, or any other Collateral, by suit or otherwise, to maintain any such suit or other proceeding in the name of Lender or Borrower, and to withdraw any such suit or other proceeding. Borrower agrees to lend every assistance requested by Lender in respect of the foregoing, all at no cost or expense to Lender and including, without limitation, the furnishing of such witnesses and of such records and other writings as Lender may require in connection with making legal proof of any Account. Borrower agrees to reimburse Lender in full for all court costs and attorneys’ fees and every other cost, expense or liability, if any, incurred or paid by Lender or in connection with the foregoing, which obligation of Borrower shall constitute Obligations, shall be secured by the Collateral and shall bear interest, until paid, at the Default Rate; and

(g) to accept all collections in any form relating to the Collateral, including remittances that may reflect deductions, and to deposit the same, into the Cash Collateral Account or, at the option of Lender, to apply them as a payment on the Obligations.

14. Lender’s Authority Under Pledged Notes. For the better protection of Lender hereunder, Borrower has executed (or will execute, with respect to future Pledged Notes) an appropriate endorsement on (or separate from) each Pledged Note and has deposited (or will deposit, with respect to future Pledged Notes) such Pledged Note with Lender. Borrower irrevocably authorizes and empowers Lender, after the occurrence and during the continuance of an Event of Default, to (a) ask for, demand, collect and receive all payments of principal of and interest on the Pledged Notes; (b) compromise and settle any dispute arising in respect of the foregoing; (c) execute and deliver vouchers, receipts and acquittances in full discharge of the foregoing; (d) exercise, in Lender’s discretion, any right, power or privilege granted to the holder of any Pledged Note by the provisions thereof including, without limitation, the right to demand security or to waive any default thereunder; (e) endorse Borrower’s name to each check or other writing received by Lender as a payment or other proceeds of or otherwise in connection with any Pledged Note; (f) enforce delivery and payment of the principal and/or interest on the Pledged Notes, in each case by suit or otherwise as Lender may desire; (g) enforce the security, if any, for the Pledged Notes by instituting foreclosure proceedings, by conducting public or other sales or otherwise, and to take all other steps as Lender, in its discretion, may deem advisable in connection with the forgoing; provided, however, that nothing contained or implied herein or elsewhere shall obligate Lender to institute any action, suit or proceeding or to make or do any other act or thing contemplated by this Section 14 or prohibit Lender from settling, withdrawing or dismissing any action, suit or proceeding or require Lender to preserve any other right of any kind in respect of the Pledged Notes and the security, if any, therefor.

15. Use of Inventory and Equipment. Until the exercise by Lender of its rights under this Agreement, Borrower may (a) retain possession of and use the Inventory and Equipment in any lawful manner not inconsistent with this Agreement or with the terms, conditions, or provisions of any policy of insurance thereon; (b) sell or lease the Inventory in the ordinary course of business; and (c) use and consume raw materials or supplies, the use and consumption of which are necessary in order to carry on Borrower’s business.

16. Default and Remedies.

16.1 Any of the following shall constitute an Event of Default under this Agreement: (a) an Event of Default, as defined in the Note, shall occur under the Note; (b) any representation, warranty or statement made by Borrower in or pursuant to this Agreement, any Related Writing, or any Loan Document, shall be false or erroneous in any material respect; or (c) Borrower shall fail or omit to perform or observe any agreement made by Borrower in or pursuant to this Agreement or in any other writing received by Lender pursuant hereto, and such failure or omission to perform or observe such Agreement or other writing shall not have been fully corrected within thirty (30) days after the earlier of (i) any financial officer of Borrower becomes aware of the occurrence thereof, or (ii) the giving of written notice thereof to Borrower by Lender that the specified failure or omission is to be remedied.

16.2 Lender shall at all times have the rights and remedies of a secured party under the U.C.C. and New York law as in effect from time to time, in addition to the rights and remedies of a secured party provided elsewhere within this Agreement, in any other Related Writing executed by Borrower or otherwise provided in law or equity. Upon the occurrence and during the continuance of an Event of Default and at all times thereafter, Lender may require Borrower to assemble the Collateral, which Borrower agrees to do, and make it available to Lender at a reasonably convenient place to be designated by Lender. Lender may, with or without notice to or demand upon Borrower and with or without the aid of legal process, make use of such force as may be necessary to enter any premises where the Collateral, or any part thereof, may be found and to take possession thereof (including anything found in or on the Collateral that is not specifically described in this Agreement, each of which findings shall be considered to be an accession to and a part of the Collateral) and for that purpose may pursue the Collateral wherever the same may be found, without liability for trespass or damage caused thereby to Borrower. After any delivery or taking of possession of the Collateral, or any thereof, pursuant to this Agreement, then, with or without resort to Borrower or any other Person or property, all of which Borrower hereby waives, and upon such terms and in such manner as Lender may deem advisable, Lender, in its discretion, may sell, assign, transfer and deliver any of the Collateral at any time, or from time to time. No prior notice need be given to Borrower or to any other Person in the case of any sale of Collateral that Lender determines to be perishable or to be declining speedily in value or that is customarily sold in any recognized market, but in any other case Lender shall give Borrower no fewer than ten days prior notice of either the time and place of any public sale of the Collateral or of the time after which any private sale or other intended disposition thereof is to be made. Borrower waives advertisement of any such sale and (except to the extent specifically required by the preceding sentence) waives notice of any kind in respect of any such sale. At any such public sale, Lender may purchase the Collateral, or any part thereof, free from any right of redemption, all of which rights Borrower hereby waives and releases. After deducting all Related Expenses, and after paying all claims, if any, secured by liens having precedence over this Agreement, Lender may apply the net proceeds of each such sale to or toward the payment of the Obligations, whether or not then due, in such order and by such division as Lender, in its sole discretion, may deem advisable. Any excess, to the extent permitted by law, shall be paid to Borrower, and the obligors on the Obligations shall remain liable for any deficiency. In addition, Lender shall at all times have the right to obtain new appraisals of Borrower or the Collateral, the cost of which shall be paid by Borrower.

17. Interpretation. Each right, power or privilege specified or referred to in this Agreement is cumulative and in addition to and not in limitation of any other rights, powers and privileges that Lender may otherwise have or acquire by operation of law, by contract or otherwise. No course of dealing by Lender in respect of, nor any omission or delay by Lender in the exercise of, any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or of any other right, power or privilege, as Lender may exercise each such right, power or privilege either independently or concurrently with others and as often and in such order as Lender may deem expedient. No waiver, consent or other agreement shall be deemed to have been made by Lender or be binding upon Lender in any case unless specifically granted by Lender in writing, and each such writing shall be strictly construed. The captions to sections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement.

18. Costs, Expenses and Taxes. Borrower agrees to pay on demand all costs and expenses of Lender and all Related Expenses, including, but not limited to (a) participation, administration, travel and out-of-pocket expenses, including but not limited to attorneys’ fees and expenses, of Lender in connection with the preparation, negotiation and closing of the Note, Mirror Note (as defined in the Note), any Related Writing and any Loan Documents and the administration of the Loan Documents, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Lender in connection with the administration of the Loan Documents and the other instruments and documents to be delivered hereunder, and (c) the reasonable fees and out-of-pocket expenses of special counsel for Lender, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto. Borrower also agrees to pay on demand all costs and expenses of Lender, including reasonable attorneys’ fees and expenses, in connection with the restructuring or enforcement of the Obligations, this Agreement or any Related Writing. In addition, Borrower shall pay any and all stamp, transfer, documentary and other taxes, assessments, charges and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agrees to hold Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees, other than those liabilities resulting from the gross negligence or willful misconduct of Lender, in each case as determined by a court of competent jurisdiction. All obligations provided for in this Section shall survive any termination of this Agreement.

19. Indemnification. Borrower agrees to defend, indemnify and hold harmless Lender (and its affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys’ fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Lender in connection with any investigative, administrative or judicial proceeding (whether or not Lender shall be designated a party thereto) or any other claim by any Person relating to or arising out of any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its affiliates; provided that Lender (and its affiliates, officers, directors, attorneys, agents and employees) shall not have the right to be indemnified under this Section for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction. All obligations provided for in this Section shall survive any termination of this Agreement.

20. Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature page of this Agreement, if to Lender, mailed or delivered to it, addressed to Alan M. Meckler, 435 East 52nd Street, Apt. 16C2, New York, New York 10022, or, as to each party, at such other address as shall be designated by such party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or two Business Days after being deposited in the mails with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

21. Successors and Assigns. This Agreement shall be binding upon Borrower and Borrower’s successors and assigns and shall inure to the benefit of and be enforceable and exercisable by Lender for the benefit of Lender and its respective successors and assigns.

22. Severability. If, at any time, one or more provisions of this Agreement is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

23. Termination. At such time as the Obligations shall have been irrevocably paid in full and the Note terminated and not replaced by any other credit facility with Lender, Borrower shall have the right to terminate this Agreement. Upon written request of Borrower, Lender shall (a) promptly file appropriate termination statements, cancel all control agreements and return all physically pledged Collateral, and (b) execute and deliver to Borrower all deeds, assignments, and other instruments as may be necessary or proper to release Lender’s security interest in the Collateral and to re-vest in Borrower full title to the Collateral, subject to any disposition thereof that may have been made by Lender pursuant hereto. Borrower will indemnify Lender in all respects for all costs incurred by Lender in connection with such termination.

24. Entire Agreement. This Agreement integrates all of the terms and conditions with respect to the Collateral and supersedes all oral representations and negotiations and prior writings, if any, with respect to the subject matter hereof.

25. Headings; Execution. The headings and subheadings used herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Agreement. This Agreement may be executed by facsimile signature, which, when so executed and delivered, shall be deemed to be an original.

26. Governing Law; Submission to Jurisdiction. The provisions of this Agreement and the respective rights and duties of Borrower and Lender hereunder shall be governed by and construed in accordance with New York law, without regard to principles of conflicts of laws. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any New York state or federal court sitting in Manhattan, New York, over any such action or proceeding arising out of or relating to this Agreement, any Loan Document or any Related Writing, and Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Borrower hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any such action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

27. Counterparts. This Amendment may be executed in any number of counterparts, by different parties hereto in separate counterparts and by facsimile signature, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[Remainder of page intentionally left blank.]

JURY TRIAL WAIVER. BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN BORROWER AND LENDER, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Security Agreement as of the date first written above.

Address:	23 Old Kings Highway South Darien, Connecticut 06820	WEBMEDIABRANDS INC.
		By:	/s/ Mitchell S. Eisenberg
		Name:	Mitchell S. Eisenberg
		Title:	EVP and General Counsel

Signature Page to

Security Agreement

SCHEDULE 1

PLEDGED NOTES

None

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SCHEDULE 2

PERMITTED LIENS AND TRANSFERS

Permitted Liens:

(a) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with generally accepted accounting principles in the United States as then in effect (which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of Borrower);

(b) other statutory or common law Liens incidental to the conduct of its business or the ownership of its property and assets that (i) were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and (ii) do not in the aggregate materially detract from the value of its property or assets or materially impair the use thereof in the operation of its business;

(c) Liens on property or assets of Borrower to secure obligations of Borrower to Mediabistro.com Inc., a Delaware corporation;

(d) any Lien granted to Lender, for the benefit of the Lender;

(e) purchase money Liens on fixed assets securing the loans and capitalized lease obligations entered into by Borrower for the purchase or lease of fixed assets (and refinancings of such loans or capitalized lease obligations), which loans and capitalized lease obligations shall only be secured by the fixed assets being purchased or leased and shall be limited to the purchase price, so long as the aggregate principal amount of all such loans and capitalized lease obligations for all Companies shall not exceed Five Hundred Dollars ($500,000) at any time outstanding;

(f) easements or other minor defects or irregularities in title of real property not interfering in any material respect with the use of such property in the business of Borrower;

(g) any Lien on fixed assets owned by a Company as a result of an acquisition, so long as (i) the aggregate amount of Indebtedness secured by all such Liens does not exceed Five Hundred Thousand Dollars ($500,000) at any time outstanding, and (ii) such Lien was not created at the time of or in contemplation of such acquisition;

(h) judgment Liens in respect of judgments that in the aggregate, for all Companies, do not exceed Two Hundred Thousand Dollars ($200,000);

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(i) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, letters of credit and other obligations of a like nature, in each case, in the ordinary course of business;

(j) Liens arising out of conditional sales, title retention, consignment or similar arrangements for the sale of goods entered into by Borrower in the ordinary course of business;

(k) Liens that are contractual or statutory setoff rights arising in the ordinary course of business with financial institutions, relating to pooled deposit accounts or sweep accounts of Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business or relating to purchase orders entered into with customers in the ordinary course of business;

(l) Liens solely on any cash earnest money deposits in connection with any letter of intent or purchase agreement;

(m) assignments of insurance or condemnation proceeds provided to landlords (or their mortgagees) pursuant to the terms of any lease and Liens or rights reserved in any lease for rent or compliance with the terms of such lease;

(n) licenses, leases or subleases granted to third parties to the extent permitted by the applicable terms of the Loan Documents and not interfering in any material respect with the ordinary conduct of the business of Borrower or resulting in a material diminution of the collateral so licensed, leased or subleased; or

(o) other Liens, in addition to the Liens listed above, securing amounts, in the aggregate for all Companies, not to exceed One Hundred Thousand Dollars ($100,000) at any time including, without limitation, any liens to providers of cash management programs or corporate credit card services.

Permitted Transfers:

(a) Borrower may sell, lease, transfer or otherwise dispose of any of its assets to Mediabistro; and

(b) Borrower may sell, lease, transfer or otherwise dispose of any assets that are obsolete or no longer useful in Borrower’s business.

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SCHEDULE 4.4

LOCATIONS

Company	Chief Executive Office	Leased Properties
Webmediabrands Inc.	23 Old Kings Highway South Darien, Connecticut 06820	150 Executive Park Blvd., Suite 4100 San Francisco, CA 94134

Webmediabrands Inc.	23 Old Kings Highway South Darien, Connecticut 06820	23 Old Kings Highway South Darien, CT 06820

Webmediabrands Inc.	23 Old Kings Highway South Darien, Connecticut 06820	475 Park Avenue South New York, NY 10016

Company	Chief Executive Office	Owned Properties
Webmediabrands Inc.	23 Old Kings Highway South Darien, Connecticut 06820	6000 North Forest Park Drive Peoria, IL 61614

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